Supplement to Prospectus Dated May 19, 1997

                                                        Dated: February 11, 1999
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                        6,900,000 shares of Common Stock
                (Issuable upon the exercise of Class A Redeemable
                                    Warrants)

                        3,450,000 shares of Common Stock
                (Issuable upon the exercise of Class B Redeemable
                                    Warrants)

                          BENTLEY PHARMACEUTICALS, INC.

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                  Bentley Pharmaceuticals, Inc. (the "Company") has extended the term of each of the Company's Class A Redeemable Warrants (the "Class A Warrants") by 183 days. The Warrant Expiration Date shall now mean 5:00 P.M. (New York time) on August 16, 1999, extended from the original expiration date of February 14, 1999. Each Class A Warrant may be exercised by the holder thereof at any time before the new Warrant Expiration Date, upon the terms and subject to the conditions set forth in the Warrant Agreement, dated February 14, 1996, by and between the Company and American Stock Transfer & Trust Company.